Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated November 14, 2025 relating to the Common Stock, $0.01 par value per share, of Sotera Health Company shall be filed on behalf of the undersigned.

DARSANA CAPITAL PARTNERS LP By: Darsana Capital Partners GP LLC, Its General Partner By: /s/ Anand Desai
Name: Anand Desai
Title: Chief Executive Officer

DARSANA CAPITAL PARTNERS GP LLC By: /s/ Anand Desai
Name: Anand Desai
Title: Chief Executive Officer

DARSANA MASTER FUND LP By: Darsana Capital GP LLC, Its General Partner By: /s/ Anand Desai
Name: Anand Desai
Title: Chief Executive Officer

DARSANA CAPITAL GP LLC By: /s/ Anand Desai
Name: Anand Desai
Title: Chief Executive Officer

ANAND DESAI By: /s/ Anand Desai